EXHIBIT 10.20

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of June 21, 2005 by and between UNITED COMMERCIAL BANK (“Bank”) and INFINERA CORPORATION, a Delaware corporation (“Grantor”).

RECITALS

Grantor and Bank are parties to that certain Loan and Security Agreement of even date (as amended from time to time, the “Loan Agreement”). Capitalized terms used herein have the meaning assigned in the Loan Agreement.

NOW, THEREFORE, Grantor agrees as follows:

AGREEMENT

To secure performance of Grantor’s obligations under the Loan Agreement, Grantor grants to Bank a security interest in all of Grantor’s right, title and interest in Grantor’s intellectual property (including without limitation those Copyrights, Patents and Trademarks listed on Schedules A, B and C hereto), including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits). This security interest is granted in conjunction with the security interest granted to Bank in the Loan Agreement.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed as of the first date written above.

Address of Borrower:	INFINERA CORPORATION

1322 Bordeaux Drive	By:	/s/ W. R. Zerella
Sunnyvale, CA 94089
	Title:	CFO
Attn: Bill Zerella, Chief Financial Officer

Address of Bank:	UNITED COMMERCIAL BANK

5201 Great American Parkway, Suite 300	By:	[illegible]
Santa Clara, CA 95054
Attn: Johnny Lee	Title:	VP